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                                                                    Exhibit 10.2

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made this 23rd day of April, 1996, by and between TEBEREBIE GOLDFIELDS LIMITED ("Borrower"), a limited liability company organized and existing under the laws of the Republic of Ghana with its principal place of business located at P.O. Box 6, Tarkwa, Republic of Ghana, West Africa; and CATERPILLAR FINANCIAL SERVICES CORPORATION ("Lender"), a Delaware corporation with its principal place of business located at 3322 West End Avenue, Nashville, Tennessee, U.S.A. 37203.

SECTION 1.  GENERAL DEFINITIONS

         1.1. Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular shall have the same meaning when used in the plural and vice versa):

         "Affiliate" shall mean any Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower; or (iii) 5% or more of the voting stock (or in the case of a Person which is not a corporation or a limited liability company, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary of the Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

         "Agreement" shall mean this Loan Agreement.

         "Applicable Law(s)" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles, if applicable; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments, decrees and awards of all courts and arbitrators, in any jurisdiction or any political subdivision thereof, and in each case, as amended, modified or replaced.

         "Bank" shall mean any financial institution with which the Borrower may, from time to time, maintain credit lines for financing its or its Subsidiaries acquisition of Property.

         "Base Rate" shall mean a fixed rate of interest equal to seven and 85/100ths percent (7.85%) per annum.

         "Business Day" shall mean a day other than (i) a Saturday or Sunday, or
(ii) a day on which banks are authorized by law to be closed in New York, New York, U.S.A.

         "Caterpillar" shall mean Caterpillar Inc., a Delaware corporation.

         "Caterpillar Sellers" shall mean Caterpillar, COSA, and each of their respective wholly owned subsidiaries (other than Lender).

         "Closing Date" shall mean the date on which all of the conditions precedent in Section 6 are satisfied.

         "Collection Expenses" shall mean all costs and expenses at any time or times incurred by the Lender after the occurrence of an Event of Default in connection with efforts to collect or recover any of the Obligations from the Borrower, including, without limitation, reasonable legal fees, court expenses and costs, transfer fees or taxes, accountants' fees, all fees and expenses payable or reimbursable by the Borrower under Section 9.3 hereof, and all

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other costs and expenses associated with seeking to enforce any of the Loan
Documents.

         "Commitment" shall mean the amount of commitment set forth opposite Lender's name on the signature page hereof, or Lender's commitment to lend such amounts, as the context may determine.

         "Commitment Letter" means that certain Commitment Letter dated March 14, 1996 between Borrower and Lender.

         "COSA" shall mean Caterpillar Overseas S.A., a Swiss corporation.

         "Deed of Warranty" shall mean that certain Deed of Warranty dated December 3, 1987 by and among the Government of the Republic of Ghana, Borrower, Pioneer Group Inc. and Glencar Exploration (UK) Limited.

         "Default" shall mean an event or condition the occurrence of which would, with proper notice or lapse of time or both, become an Event of Default.

         "Dollars" and the sign "$" shall mean the currency of the United States of America.

         "Eligible Equipment" shall mean the equipment described in the Commitment Letter.

         "Event of Default" shall have the meaning ascribed thereto in Section 7.1.

         "Export Product Value" means the actual cost in Dollars to the Borrower of each item of Eligible Equipment purchased, FOB port of exit, (INCOTERMS
1990). If actual cost is not denominated in Dollars, it shall be converted at a rate determined by Lender using the guidelines set out in Section 9.7 hereof.

         "Fiscal Year" shall mean the taxable year of the Borrower.

         "Forfeiture Law" shall mean any state or federal law, rule or regulation under which any Property of a Person may be seized by a governmental agency or title thereto forfeited by reason of such Person's commission of a crime.

         "GAAP" shall mean generally accepted accounting principles as in effect in the Republic of Ghana from time to time.

         "Indebtedness" as applied to a Person shall mean the aggregate of all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including without limitation, all obligations of other Persons which such Person has guaranteed.

         "Lender's Bank Account" shall mean Lender's account with Chase Manhattan Bank, New York, New York, account number 910-2-469872, ABA code 021-000-021, or other such account as Lender may designate in writing to Borrower.

         "Lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangements, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever.

         "Loan" shall have the meaning ascribed thereto in Section 2.1.

         "Loan Documents" shall mean this Agreement and the Other Agreements.


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         "Material Adverse Effect" shall mean any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith: (i) has or may be reasonably expected to have a material adverse effect upon the business, operations, Properties or financial condition of the Borrower or any Subsidiary; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents; or (iii) materially impairs the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents or of the Lender to enforce or collect the Obligations in accordance with the Loan Documents and Applicable Law.

         "Maximum Rate" shall mean the maximum rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent permitted by Applicable Law, under such Applicable Laws that may hereafter be in effect and which allow a higher maximum interest rate than Applicable Laws now allow. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis computed on the actual number of days elapsed over a year of 360 days.

         "Net Worth" shall mean the aggregate of capital stock, earned surplus, and additional paid in capital of the Borrower, less the Borrower's treasury stock, all as determined in accordance with GAAP applied on a basis consistent with the accounting principles applied in the preparation of the financial statements referred to in Sections 4.4 and 5.1(A).

         "Note" shall mean the promissory note(s) evidencing the Loan made by Lender to Borrower hereunder pursuant to Section 2.1 substantially in the form of Exhibit A.

         "Obligations" shall mean all Indebtedness, liabilities and obligations (including non-financial obligations and covenants) owing, arising, to be performed, due or payable from the Borrower to, or on behalf of, the Lender of every kind or nature, whether absolute or contingent, due or to become due, joint or several, liquidated or unliquidated, matured or unmatured, primary or secondary, now existing or hereafter incurred or arising under any of the Loan Documents or otherwise, and regardless of the form or purpose of such Indebtedness, liabilities or obligations, including, without limitation, the Loan, any other loans, any Security Agreements, all liabilities of the Borrower to the Lender under any indemnity, reimbursement, letter of credit, guaranty, deposit or other agreement heretofore or hereafter executed by the Borrower with or in favor of the Lender. The term includes, without limitation, all interest, charges, expenses, Taxes, attorneys' fees and other sums chargeable to the Borrower under any of the Loan Documents.

         "Other Agreements" shall mean any and all agreements, instruments, documents and certificates (other than this Agreement), heretofore, now or hereafter executed by the Borrower and delivered to the Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Note and any Security Agreement or Lien agreement now existing, concurrently or hereafter executed by the Borrower to secure the Obligations.

         "Permitted Liens" shall mean any Lien but only to the extent such Lien is contested or disputed in good faith or for which arrangements for deferred payment have been made, provided appropriate reserves are maintained, to the satisfaction of the Lender, for the eventual payment thereof, or such Liens as Lender shall approve in writing.

         "Person" shall mean an individual, partnership, corporation, joint venture, association, joint stock company, trust, business trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

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         "Projections" shall mean Borrower's forecasted (a) balance sheets, (b)
profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Remittance Instructions" shall have the meaning given to it in Section 2.2.

         "Security Agreement" shall mean any instruments and agreements of any kind now or at any time hereafter securing the whole or any part of the Obligations, including but not limited to that certain Chattel Mortgage relating to the Eligible Equipment.

         "Solvent" shall mean, as to any Person, that such Person: (i) owns Property the fair value of which is greater than the amount required to pay all of such Person's Indebtedness (including contingent liabilities); (ii) is able to pay all of its Indebtedness as such Indebtedness matures; and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         "Subsidiary" shall mean any corporation or limited liability company of which the Borrower owns more than 50% of its securities, provided the ownership of such securities, in the absence of contingencies, entitles the Borrower to elect a majority of the directors of such corporation or limited liability company.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatsoever nature (excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof on Lender), that may now or hereafter be imposed or asserted by any jurisdiction or any political subdivision thereof or any taxing authority therein and all interest, penalties or similar liabilities with respect thereto.

         1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 4.4 and 5.1(A), and all financial data pursuant to this Agreement shall be prepared in accordance with such principles consistently applied.

         1.3. Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to any instruments or agreements, including, without limitation, references to this Agreement and any of the other Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SECTION 2.  CREDIT COMMITMENT.

         2.1. Loan. The Lender agrees, subject to the terms and conditions of this Agreement and the other Loan Documents, to make a Loan to the Borrower, on a date not later than May 1, 1996, in the principal amount not to exceed Eight Million Three Hundred Ninety-Three Thousand Four Hundred Twenty and 20/100ths Dollars ($8,393,420.20). The Loan will not exceed eighty-five percent (85%) of the Eligible Equipment Export Product Value associated with the Loan, and must be secured by a first priority security interest in the Eligible Equipment satisfactory to Lender in its sole discretion. Borrower

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must make a cash payment of not less than fifteen percent (15%) of the Eligible
Equipment Export Product value to the equipment seller.

The Loan made hereunder shall be solely and exclusively in Dollars.

         2.2. Notice and Manner of Borrowing. The Closing shall be on or before May 1, 1996. Not less than ten (10) Business Days (and no later than 10:00 a.m. Central Standard Time on such Business Day) in advance of the date on which the Borrower intends to borrow funds hereunder, the Borrower shall provide the Lender with written notice confirming such intent and specifying the date the Loan is to be made and the amount thereof. Not later than 4:00 p.m. Central Standard Time on the date of such Loan, provided the Borrower is not then in default under any provision of this Agreement (particularly, the conditions precedent set forth in Section 6 of this Agreement), the Lender shall make the amount of such Loan available to the Borrower in immediately available funds in accordance with remittance instructions substantially in the form of Exhibit B hereto (the "Remittance Instructions") signed by Borrower's authorized representative and acceptable to Lender set forth in such notice against receipt from the Borrower of a properly completed and executed Note (as described in Section 2.3 below). Disbursement of the Loan proceeds by the Lender shall be by bank wire transfer to an account or accounts designated in writing by an authorized officer of the Borrower no later than five (5) days before the Closing Date. Lender and Borrower agree that there will be only one borrowing under this Agreement, but such borrowing may be evidenced by two Notes.

         2.3. The Note. The Loan and the Borrower's obligation to repay the Loan shall be evidenced by the Note and repayable with interest in accordance with
Section 3 of this Agreement and the terms of the Note of the Borrower, payable to the order of the Lender, substantially in the form of Exhibit A hereto. In no case shall the Note be considered to constitute a payment or novation of the Loan.

         2.4. Interest. The Borrower shall pay interest on the outstanding amounts loaned to the Borrower hereunder, commencing with the date specified in the Note and until such time as the entire principal balance thereof is fully repaid, at the annual interest rate specified in Section 3.1(A) hereof.

         2.5. Payment. Except as the Lender may otherwise direct in writing, the Borrower agrees to make all payments directly to the Lender (or to the holder of the Note from time to time) with funds from Borrower's "external account" (as defined in the Deed of Warranty) by means of wire transfer, net of any wire transfer expenses, into Lender's Bank Account and in accordance with the terms of payment set forth in this Section 2 and the Note. All payments of principal and interest due under the Note and of any other amounts due hereunder shall be made not later than 12:00 Noon Central Standard Time on the due date thereof. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest. Each payment made shall also reference the Note by Borrower name and date of the Note or by the applicable Note number, if any.

         2.6. Application of Payments and Collections.

              (A) Subject to the provisions of Section 2.6(B) below, Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.


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         (B) Upon or after the occurrence of an Event of Default and Lender's acceleration of the maturity of the Loan as a consequence thereof, all payments and collections received by Lender from or on behalf of Borrower for application to the Loan shall be applied in the following order: (a) to the unpaid balance of all Collection Expenses; (b) to the amount of any loss, costs, expenses or damages suffered or incurred by Lender for which Borrower has agreed to indemnify Lender pursuant to the terms of this Agreement or any of the other Loan Documents; (c) to any past due interest on the Loan, (d) to accrued but not past due interest on the Loan, (e) to the principal amount outstanding of the Loan and (f) to the amount of any other Obligations then outstanding to Lender.

         2.7. Notations. Borrower hereby irrevocably authorizes Lender to make (or cause to be made) appropriate notations in its records to evidence, inter alia, the date of, the outstanding principal amount of and the interest rate applicable to, the Loan evidenced thereby. The notations in such records indicating the outstanding principal amount of the Loan evidenced thereby shall, in the absence of manifest error, be prima facie evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount in such records or otherwise shall not limit or affect the obligations of Borrower hereunder or under the Note to make payment of principal of or interest on the Loan when due.

         2.8. Voluntary Prepayment. The Borrower may prepay without penalty or premium the balance due under any one or more of the Note or Notes evidencing the Loan (on a Note-by-Note basis) in its entirety and not in part at any time thirteen (13) months after the Note date, provided the Borrower (i) shall give the Lender advance written notice of the intended date of prepayment, which date shall be a scheduled payment date (the "Final Payment Date"), not less than thirty (30) days in advance of that Final Payment Date, and (ii) Borrower pays all other Obligations to Lender under the Loan Documents. A notice of prepayment once given by Borrower may only be rescinded if Lender has not, in relying on such notice, undertaken obligations which might cause Lender to incur liabilities should Lender attempt to rescind such obligations.

         2.9. Payment "Net Taxes". The Borrower agrees to pay all amounts owing by it under this Agreement, the Notes or the other Loan Documents free and clear of and without deduction for any present or future Taxes, and

         (A) that if it is prevented by operation of law from paying any Taxes, then the interest rate or fees required to be paid under this Agreement, the Notes or the other Loan Documents shall be increased by the amount necessary to yield to the Lender interest or fees at the rates specified in this Agreement, the Notes, or the Other Loan Documents after provision for the payment of all such Taxes and without taking into account any tax benefits accruing to the Lender from such payment;

         (B) that it shall at the request of the Lender execute and deliver to the Lender such further instruments as may be necessary or desirable to effect the increase in the interest or fees as provided for in clause (a) immediately above, including new Notes to be issued in exchange for any Notes theretofore issued;

         (C) that it shall indemnify and hold the Lender harmless from and against any liabilities with respect to any Taxes (whether or not properly or legally asserted); and

         (D) that it shall provide the Lender with the original or a certified copy of evidence of the payment of any Taxes by it, as the Lender may reasonably request, or, if no Taxes have been paid to provide to Lender, at the Lender's request, with a certificate from the appropriate taxing authority or an opinion of counsel acceptable to the Lender stating that no Taxes are payable.

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If Lender shall receive a refund of any Taxes paid by the Borrower pursuant to this Section 2.9 by reason of the fact that such Taxes were not correctly or legally asserted, Lender shall within 60 days after receipt of such refund pay to the Borrower the amount of such refund, as determined solely by the Lender; provided, however, that in no event shall the amount paid by Lender to the Borrower pursuant to this sentence exceed the amount of Taxes originally paid by the Borrower; and further provided that Lender shall not have any obligation under this Agreement to claim or otherwise seek to obtain any such refund. Notwithstanding the foregoing, Lender agrees to cooperate in good faith with any written request of the Borrower to seek or obtain any such refund relating to this Agreement that cannot be obtained by the Borrower without the assistance, or direct involvement, of Lender, provided no default exits under this Agreement and provided the Borrower has agreed in advance in writing to bear the expenses relating thereto and has agreed in writing (in a form acceptable to Lender) to indemnify Lender against and hold Lender harmless for any loss, cost or expense relating thereto.

         2.10. Dollar Payments. All payments required to be made hereunder, the Notes, or any of the Loan Documents shall be payable solely and exclusively in Dollars.

         2.11. Obligations Unconditional. The obligations of the Borrower under this Agreement and in respect of the Loan shall be absolute and unconditional under all circumstances and irrespective of any setoff, counterclaim or defense to payment (of any type or description, whether as a result of non-compliance with any of the provisions of this Agreement, any of the agreements referred to herein or otherwise) which the Borrower may have or have had against the Lender or any other Person.

         2.12. Termination of Commitment. This Commitment shall terminate on May 1, 1996 if Borrower has not met the conditions precedent to the Loan under
Section 6 of this Agreement, except to the extent Lender may in its sole discretion elect to make the Loan prior to the fulfillment of any of the conditions precedent set forth in Section 6.

         No termination (regardless of cause or procedure) of the Commitment shall in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties or liabilities of Borrower in any way relating to (i) any transaction or event occurring prior to the effective date of such termination or (ii) any of the undertakings, agreements, covenants, indemnifications, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, indemnities, warranties and representations of Borrower shall survive such termination and Lender shall retain all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination until all of the Obligations have been paid in full, in immediately available funds.

         Notwithstanding the foregoing, if no funding is made under this Agreement, Borrower shall not be bound by any of the undertakings, agreements, covenants, indemnifications, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents except to the extent that such are intended, by their nature, to survive the termination of this Agreement.

SECTION 3. INTEREST, FEES AND CHARGES

         3.1. Interest, Fees and Charges.

             (A) Interest Rates. Borrower agrees to pay interest in respect of the unpaid principal amount of the Loan from the respective date the principal amount is advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a rate per annum equal to the Base Rate. Interest shall be computed on the actual number of days elapsed over a year of 360 days, and shall be payable in accordance with the terms of the Note.


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             (B) Late Payment Rate. Should the Borrower fail to pay, when due, any installment of principal or interest or any prepayment amount (as described above), or any other obligation as such becomes due hereunder or under the Note, the Borrower shall also pay interest on such amount equal to the Base Rate plus nine percent (9%) per annum; or, if such rate exceeds the Maximum Rate legally allowed, then at such Maximum Rate. In the event that any obligation hereunder or under the Note shall remain unpaid beyond the maturity date of the Note, the Base Rate will continue to adjust for purposes of calculating the above rate as if the maturity date of the Note had been extended. Interest payable at the Late Payment Rate shall be computed on the actual number of days elapsed over a year of 360 days, and shall be payable in accordance with the terms of the Note.

             (C) Maximum Interest. Regardless of any provision contained in this Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note and contracted for, charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest, or any charges, amounts or fees deemed interest by Applicable Law (such interest, charges, amounts and fees referred to herein collectively as "Interest"), exceeding the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal then unpaid hereunder; then applied to reduce the other Obligations; and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. The right to accelerate maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. All monies paid to Lender hereunder or under any of the Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrower in connection with this Agreement shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of

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computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants the following to the Lender as of the date hereof and for the entire term of this Agreement:

      4.1. Corporate Existence. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

      4.2. Authorization of Borrowing; No Conflict as to Applicable Law or Agreements. The Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform all of its obligations under this Agreement and each of the other Loan Documents to which it is a party, to conduct its business as presently conducted and to own, operate and lease its Property. The execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents and the borrowing hereunder, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (except those set forth in Exhibit C, each of which has been given or obtained and is in full force and effect on the date hereof), (ii) violate any provision of any Applicable Law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the charter or bylaws of the Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement (including, without limitation, any such agreements in effect as of the date hereof between the Borrower and any Bank) or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its Property may be bound or affected (except for those with Persons who have consented thereto), or (iv) result in, or require, the creation or imposition of any Lien (other than the Lien granted to Lender by the Security Agreement) upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

      4.3. Legal Agreements. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against it in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by the effect of general principles of equity.

      4.4. Financial Condition. The Borrower has heretofore furnished the following financial statements to Lender: The annual audited consolidated financial statements of the Borrower as of the close of the Fiscal Years set forth on Exhibit C, and unaudited interim financial statements (which may, but need not, contain footnotes) for the interim periods set forth on Exhibit C hereto. Such financial statements present fairly in all material respects the financial condition of the Borrower on the dates thereof and the results of its operations for the periods then ended, and were prepared in accordance with GAAP, subject, in the case of interim statements (which may, but need not, contain footnotes), only to changes from audit and year-end adjustments. There are no liabilities of the Borrower or any Subsidiary of the Borrower, fixed or contingent, which are material and are not reflected in the financial statements or the notes thereto, other than liabilities arising in the ordinary course of business since the date of the last financial statement referred to hereinabove.

      4.5. Accuracy of Information. The financial statements referred to in paragraph 4.4 do not, nor does any other written statement furnished by the Borrower in connection with this Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading. All information supplied to Lender by or on behalf of the Borrower with respect to the assets or any other Property of the Borrower or its Subsidiaries (whether prior to the date of this Agreement, as part of this Agreement, or after the date of this Agreement) is and shall be true and correct in all material respects.

      4.6. Adverse Change. Except as otherwise disclosed to Lender in writing in connection with this Agreement, there has been no change in the business, assets, liabilities, business prospects, Property or condition (financial or otherwise) of the Borrower which could reasonably be expected to have a Material Adverse Effect on the business, Property or financial condition of the Borrower since the date of the latest financial statement referred to in Section 4.4.

      4.7. Adverse Fact. Other than general economic conditions, no fact is known to the Borrower, as of the date hereof, which has had or can reasonably be expected in the future to have a Material Adverse Effect which has not been previously disclosed to Lender by the Borrower in writing.

      4.8. Solvent Financial Condition. The Borrower is now, and after giving effect to the Loan to be made under this Agreement, will be, Solvent.

      4.9. Operation of Business. The Borrower and each Subsidiary and Affiliate of the Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, free from unduly burdensome restrictions and adequate for the conduct in all material respects of their respective businesses substantially as now conducted and as presently proposed to be conducted, and to the best knowledge of the Borrower, the Borrower and each Subsidiary is not in violation of any valid rights of others with respect to any of the foregoing. During the five (5) year period immediately preceding the date of this Agreement, Borrower has had no principal office or principal place of business located in any political or administration region or district other than as set forth in Exhibit D.

      4.10. Title to Property. The Borrower has good, valid and marketable title to all its material Property and assets, both real and personal (except for such material property as has been sold or otherwise disposed of in the ordinary course of business since the date hereof), and has appropriate rights to lease any Property leased by it.

      4.11. Absence of Liens Other Than Permitted Liens. The Eligible Equipment is not and will not be subject to any Lien or the terms of any security agreement during the term hereof, other than Permitted Liens.

      4.12. Subsidiaries, Affiliates, and Ownership of Stock. Set forth in Exhibit E hereto is a complete and accurate list of the Subsidiaries and Affiliates of the Borrower, showing (i) the correct name of each of the Subsidiaries of the Borrower, the jurisdiction of incorporation or formation and the percentage of its voting stock owned by the Borrower; (ii) the name of each of the Borrower's corporate or joint venture Affiliates and the nature of the affiliation; (iii) the number, nature and holder of all outstanding securities of the Borrower and each Subsidiary of the Borrower; and (iv) the number of authorized, issued and treasury shares of the Borrower and each Subsidiary of the Borrower. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable. If the Borrower has any Subsidiary or Subsidiaries, the Borrower represents and warrants that it has good title to all of the shares it purports to own of the securities of each Subsidiary, free and clear in each case of any Lien other than Liens that have been disclosed to Lender in writing.

      4.13. Stamp, Duty, Documentary and Withholding Taxes. Borrower has paid or shall pay when due all stamp, duty or documentary taxes or charges imposed by the government of the Republic of Ghana or any taxing authority thereof or therein that are payable on or in connection with this Agreement, the Notes, the Loan Documents or any related documents. Borrower has paid or shall pay when due all applicable deductions or withholdings for or on account of any Taxes, levies, duties, fees, deductions or withholding, restrictions or conditions of any nature imposed by or on behalf of the government of the Republic of Ghana or any taxing authority whatsoever on the payments by the Borrower to the Lender of the Loan hereunder.

      4.14. Corporate Names. During the preceding five (5) years, Borrower has not been known as or used any corporate, fictitious or trade names except as disclosed on Exhibit F hereto. Except as set forth on Exhibit F, Borrower has not, during the preceding five (5) years, been the surviving corporation or limited liability company of a merger or consolidation or acquired all or substantially all of the assets of any Person.

      4.15. Business Locations. The principal place of business and main executive office of the Borrower and other current business locations (including leased locations) are set forth on Exhibit D hereto.

      4.16. Leases. A complete listing of all leases of the Borrower as "lessee" thereunder in excess of $250,000 is set forth in Exhibit G.

      4.17. Debt. Set forth in Exhibit H hereto is a complete, accurate and correct list of all credit agreements, indentures, purchase agreements, guarantees, surety agreements, capitalized leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated for an amount greater than $1,000,000; provided, however, that the Borrower shall have no obligation to report on Exhibit H purchase agreements regarding the sale of goods produced in the Borrower's operations entered into in the ordinary course of business of the Borrower. The maximum principal or face amounts of the credit in question which are outstanding and which can be outstanding are correctly stated, and all mortgages, deeds of trust, pledges, Liens, security interests, or other charges or encumbrances of any nature given or agreed to be given as security therefor are correctly described or indicated in such exhibit. The Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract and has not issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any other Person. Borrower has no debt or other lien or obligation in favor of any Affiliated or stockholder of Borrower that has payment rights superior to those of Lender hereunder or under the Note.

      4.18. Compliance with Applicable Laws and Regulations; Governmental Consents. The Borrower, in the conduct of all of its business affairs, has complied in all material respects with the requirements of all Applicable Laws and regulations as in effect at the relevant time noncompliance with which would have a Material Adverse Effect. Except as set forth in Exhibit I, there have been no citations, notices or orders of noncompliance (that have not been complied with or withdrawn), issued to the Borrower under any Applicable Law which would have a Material Adverse Effect.

      Except as set forth in Exhibit I, the Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue and to conduct in all material respects its business as heretofore conducted (or proposed to be conducted) by it and to own or lease and operate in all material respects its Properties as now owned or leased by it.

      4.19. Taxes. The Borrower and its Subsidiaries each has filed all federal, state and local (or the relevant equivalent) tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are reflected on such returns except and to the extent only that such taxes, assessments, fees and charges are being actively contested in good faith and by appropriate proceedings and the Borrower or Subsidiary has established adequate reserves on its books therefor. The provision for taxes on the books of the Borrower and each Subsidiary are, insofar as known to the Borrower, adequate for all years not closed by applicable statutes and for its current fiscal year. Except as disclosed in the financial statements furnished to Lender in accordance with
Section 4.4, the Borrower knows of no proposed material tax assessment against it or any of its Subsidiaries and no extension of time for the assessment of federal, state or local taxes of the Borrower or any of its Subsidiaries is in effect or has been required.

      4.20. Litigation. Except as set forth in Exhibit J, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the Property of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any Subsidiary (as the case may be), would have a Material Adverse Effect.

      4.21. No Defaults on Outstanding Judgments or Orders. The Borrower has satisfied all judgments, and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, unless the failure to cure such default would not have a Material Adverse Effect.

      4.22. Labor Disputes; Acts of God. Except as set forth in Exhibit K, neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement and there are no material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. Neither the business nor the Property of the Borrower or any Subsidiary are affected by any fire, explosion, accident, drought, storm, hail, earthquake, volcanic eruption, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) which would have a Material Adverse Effect.

      4.23. Surety Obligations. Except as set forth in Exhibit H, the Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract and has not issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any other Person.

      4.24. Other Agreements. The Borrower and each Subsidiary of the Borrower is not in default in any material respect under any indenture, loan, or credit agreement, or under any lease or other agreement or instrument to which it is a party, or any term of its charter or bylaws or in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party. No event has occurred and no condition exists which, upon consummation of the transactions contemplated by this Agreement, would constitute a default under any note or other evidence of indebtedness of the Borrower or a Default or an Event of Default.

      4.25. No Exchange Approvals. There are no exchange approvals required for the execution of the Agreement, the Notes, or the Loan Documents and the Borrower will be permitted to purchase sufficient freely transferable Dollars for the payment of all amounts due under such agreements and documents, or to the extent any such approvals are required Borrower has obtained them.

      4.26. Civil Acts; No Immunity. The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Borrower constitute a commercial act as opposed to a governmental act. The Borrower (and its Property) does not enjoy, in the courts or under the laws of the Republic of Ghana any right of immunity from suit, setoff or attachment or execution on a judgment in respect of the obligations of the Borrower under this Agreement.

      4.27. Legal Form of Agreement. The Loan Documents are in proper legal form under the laws of the Republic of Ghana for the enforcement thereof against the Borrower under the laws of the Republic of Ghana; and to ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents, it is not necessary that any of the Loan Documents be filed or recorded with any court or other authority in the Republic of Ghana, other than the requirement that relevant Loan Documents (including the Security Agreement) be stamped by the appropriate governmental authority and that the Security Agreement be registered with the Registrar of Companies.

      4.28. Deed of Warranty. The Deed of Warranty remains in full force and effect and no amendment to or modification thereto has been made.

SECTION 5.  COVENANTS AND CONTINUING AGREEMENTS

      5.1. Affirmative Covenants. The Borrower covenants that from the date hereof, and for so long as any amounts owed by the Borrower to the Lender hereunder or under any of the other Loan Documents shall remain unpaid, and unless otherwise consented to by Lender in writing:

      (A) Financial Statements; Other Information. The Borrower will deliver to Lender:

             (i) Annual Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, a copy of the unqualified (except for a qualification for a change in accounting principles with which the independent public accountant concurs) audited financial statements of the Borrower as of the end of such year, certified by a firm of independent certified public accountants of recognized international standing or otherwise acceptable to Lender.

             (ii) Semi-Annual Statements. As soon as available and in any event within ninety (90) days after the end of each semi-annual period of each Fiscal Year of the Borrower, unaudited interim financial statements of the Borrower as of the end of such semi-annual period and of the portion of the Borrower's Fiscal Year then elapsed, certified by the principal financial officer of the Borrower as prepared consistently with the Borrower's prior practices and fairly presenting, in all material respects, the financial position and results of operations of the Borrower for such period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes.

             (iii) Generally Accepted Accounting Principles. The annual audit reports and the semi-annual financial statements referred to in (i) and (ii), above, shall be prepared in reasonable detail and in accordance with GAAP applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 4.4 (subject only, in the case of the semi-annual statements, to changes from audit and year-end adjustments and except that such semi-annual statements need not contain notes); and accompanied by a certificate of the chief financial officer of the Borrower stating (i) that such audit report and financial statement have been prepared in accordance with GAAP applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in
Section 4.4, and (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Section 5.1(L) of this Agreement.

             (iv) Accountants' Reports. Promptly upon receipt thereof, a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements; and, if the shares of Borrower are publicly traded at any time during the term of this Agreement, copies of all such financial statements and reports as the Borrower shall send to its stockholders (as stockholders) and of all registration statements and all regular or periodic reports which the Borrower shall file, or may be required to file, with any national or state securities commission.

             (v) Projections. As soon as available, and in any event no later than thirty (30) days after the last day of each fiscal year of the Borrower, Projections of the Borrower for the forthcoming fiscal year, month by month.

             (vi) Notice of Litigation. Promptly after the commencement thereof, notice in writing of all litigation and of all administrative proceedings before any state or federal court or any governmental or regulatory agency, bureau or commission affecting the Borrower or any Subsidiary or any of its Properties or the Property of any Subsidiary, whether or not the claim is considered by the Borrower to be covered by insurance, which may have a Material Adverse Effect or which seek a monetary recovery against the Borrower in excess of $1,000,000, along with, if requested in writing by Lender, an opinion of the Borrower's counsel regarding the circumstances underlying and merit of such litigation or proceedings.

             (vii) Notice of Change in Ownership. Promptly upon the occurrence thereof, a written notice of a change in ten percent (10%), in one transaction or a series of transactions, in the ownership of the Borrower or any Subsidiary.

             (viii) Notice of Claimed Default Under Other Agreements. Promptly after learning of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of the Borrower with an outstanding principal balance in excess of $1,000,000, a written notice specifying the notice given or action taken by the holder of such Indebtedness, as the case may be, and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto.

             (ix) Notice of Default by Debtor of the Borrower. Promptly after the occurrence of any default by any obligor under any note or other evidence of Indebtedness payable to the Borrower in an amount exceeding $2,000,000, a written notice thereof to Lender.

             (x) Notice of Change in Credit Rating. Promptly upon becoming aware thereof, a written notice of any adverse change in, or downgrading of, any credit rating given the Borrower in connection with any outstanding debt obligations of the Borrower.

             (xi) Notice of Regulatory Action. Promptly upon becoming aware of any action or proceeding instituted by any national, district or other regulatory agency which might materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or otherwise with respect to the Loan, a written notice describing such action or proceeding and the status thereof.

             (xii) Notice of Labor Dispute. Promptly after Borrower's learning of any labor dispute to which the Borrower may become a party, any strikes or walkouts relating to any of its plants or their facilities, or the expiration of any labor contract to which it is a party or by which it is bound, a written notice describing any such strike, walkout or condition which may have a Material Adverse Effect, and the status thereof.

             (xiii) Quarterly Covenant Compliance Report. As promptly as practicable (but in any event not later than fifteen (15) Business Days) following the end of each calendar quarter, a Covenant Compliance Report, substantially in the form of Exhibit L, stating: (i) whether the Borrower was in compliance during and at the end of the calendar quarter with respect to each of the covenants of the Borrower specified in this Agreement, (ii) which covenant(s), if any, the Borrower failed to comply with and the period(s) during which the Borrower was not in compliance, and (iii) for any covenant for which the Borrower is not in compliance, the steps being taken to correct such noncompliance (including periodic notice to Lender as to the Borrower's progress in such regard). If the Borrower identifies any covenant for which it is not in compliance, and as the Borrower reports to Lender on the correction of the noncompliance, the Borrower shall also provide Lender with sufficient documentation to permit Lender to understand the nature of the noncompliance and the progress toward correcting same. The Covenant Compliance Report shall be signed by the chief executive officer or chief financial officer of the Borrower. Lender's receipt of any report or other information identifying noncompliance by the Borrower or failure to respond thereto, shall not act as a waiver of Lender's rights under this Agreement or Lender's rights hereunder with respect to such noncompliance or any other event of noncompliance.

             (xiv) Requested Information. From time to time and promptly upon the request of Lender, such data, certificates, reports, statements, opinions of counsel and other experts, documents or further information or assurances bearing upon or related to this Agreement, or the business, assets, liabilities, financial condition, results of operations, or business prospects of the Borrower as Lender may reasonably request (including, without limitation, federal income tax returns of the Borrower, accounts payable ledgers, and bank statements), in each case in form and substance, and certified in a manner, satisfactory to Lender.

      (B) Compliance with Applicable Laws and Regulations; Payment of Taxes and Claims. The Borrower shall comply and cause each Subsidiary to comply with all Applicable Laws, rules, regulations and orders including, without limitation, all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of employees' income, unemployment, social security, sales and excise taxes, other Taxes, which failure to comply with might have a Material Adverse Effect, and shall also comply in all material respects with, perform and observe and cause each Subsidiary to comply in all material respects with, perform and observe, all material covenants, provisions and conditions in connection with all other loan or credit agreements to which it or any such Subsidiary is a party. The Borrower shall timely file, and cause each Subsidiary to file, all national, district and local tax returns or extensions and other reports the Borrower or such Subsidiary is required by law to file, and maintain, and cause each Subsidiary to maintain, adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it. The Borrower shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, the Borrower promptly notifies Lender in writing of such contest, the Borrower (or such Subsidiary) maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties of the

Borrower (or such Subsidiary) other than a Permitted Lien. The Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of the Eligible Equipment except for Permitted Liens.

      (C) Responsibility for Loss or Damage and Insurance. The Borrower and each Subsidiary of the Borrower shall obtain and maintain general corporate insurance with insurers believed by the Borrower and each such Subsidiary to be responsible and reputable and reasonably acceptable to Lender, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Property in the same general areas in which the Borrower and each Subsidiary operates or as may be required by any Applicable Laws, orders or regulations or as may reasonably be requested by Lender. Upon the written request of Lender, the Borrower and each Subsidiary shall promptly, and in all events within ten (10) days of the date on which the Borrower receives such request, provide Lender with evidence of the insurance coverage required under this Section. Additionally, the Borrower and each Subsidiary and Affiliate of the Borrower shall provide not less than thirty (30) days advance written notification to Lender in the event of cancellation or material change in the terms of such coverage.

Borrower shall be responsible for and bear the risk of any loss or damage to the Eligible Equipment financed howsoever caused. Borrower shall at its expense insure the Eligible Equipment in any Security Agreement against all risks of physical loss for its full insurable value. All such insurance shall be with such insurance companies and under such policies and in such form as are satisfactory to Lender. Such insurance shall be primary, without right of contribution from any insurance carried by Lender, and shall provide that it may not be canceled or altered so as to affect the interest of Lender without at least thirty (30) days prior written notice to Lender. All such insurance covering loss or damage to Eligible Equipment shall name Lender (or its designee) as sole loss payee. Deductibles on such insurance shall not exceed U.S. $50,000 per occurrence. Borrower shall furnish Lender with satisfactory evidence of such insurance. Borrower shall promptly notify Lender of any loss or damage to the Equipment and of any claim relating thereto. Borrower shall not agree to any settlement relating to the Eligible Equipment with insurers without Lender's prior written consent. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact to endorse all drafts or checks payable to Borrower, and to file claims and to take all other actions necessary to collect any proceeds of such insurance.

      (D) Preservation of Corporate Existence. The Borrower and each Subsidiary shall preserve and maintain its corporate existence and obtain and keep in force any and all rights, privileges, licenses, permits, patents, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business; provided, however, that the Borrower or any Subsidiary shall not be required to preserve any such rights, privileges, licenses, permits, patents, and franchises or, in the case of any Subsidiary, its corporate existence, if (i) its Board of Directors shall determine that the preservation thereof is no longer desirable or necessary in the conduct of the current business of the Borrower or such Subsidiary and (ii) the loss thereof is not disadvantageous in any material respect to the Lender or any subsequent holder of the Loan and would not have a Material Adverse Effect.

      (E) Inspection. At any reasonable time and from time to time upon prior notice to the Borrower, the Lender or any agents or representatives thereof (at Borrower's expense) shall be allowed to examine and make and prepare copies of and abstracts from the records and books of account of, and visit and inspect the Property of, the Borrower and each Subsidiary and to discuss the affairs, finances and accounts of the Borrower with the Managing Director, Chief Financial Officer or Chairman of the Borrower, and any other officer of the Borrower who shall be designated by Borrower.

      (F) Maintenance of Property, Etc. The Borrower and each Subsidiary shall maintain and preserve all of its Property necessary in the proper conduct of its current business in good working order and condition, ordinary wear and tear excepted.

      (G) Maintenance of Records and Books of Account. The Borrower shall keep and cause each Subsidiary to keep accurate records and books of account; financial information shall be recorded and maintained in accordance with GAAP consistently applied.

      (H) Discharge of Indebtedness. The Borrower and each Subsidiary of the Borrower shall promptly pay and discharge any and all Indebtedness and lawful claims which, if unpaid, might become a Lien or charge upon the Eligible Equipment, except Permitted Liens.

      (I) Application of Proceeds of the Loan. The Borrower shall use the proceeds only as specified in the Remittance Instructions.

      (J) Uninsured Loss. Borrower shall give Lender written notice of any uninsured loss suffered by the Borrower or any Subsidiary through fire, theft, judgment, liability or property damage in excess of $100,000.

      (K) Further Assurances. At Lender's request, Borrower shall promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements prepared at Lender's expense and reasonably deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.

      (L) Financial Covenants. Following any funding under the Note, and for so long as any amounts owed by the Borrower to the Lender hereunder or under any of the other Loan Documents shall remain unpaid:

             (i) Borrower shall maintain a ratio of Indebtedness to Net Worth of not more than 1.8 to 1.0;

             (ii) Borrower shall maintain a current ratio of not less than 1.0; and

             (iii)  Borrower shall maintain a minimum Net Worth of $45,000,000.

      5.2. Negative Covenants. The Borrower covenants that from the date hereof, and for so long as any amounts owed by the Borrower to the Lender hereunder or under any of the other Loan Documents shall remain unpaid, and unless otherwise consented to by Lender in writing, the Borrower shall not:

             (A) Sale or Disposition of Assets. Sell, transfer, convey, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

             (B) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, or acquire all or any substantial part of the Properties of any Person.

             (C) Restrictions on Nature of Business. Engage in any line of business materially different from that presently engaged in by the Borrower.

             (D) Liens and Encumbrances. Create, incur or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Lien upon any of the Eligible Equipment, except Permitted Liens.

             (E) Loans. Make any loans or other advances of money (other than for salary, travel advances, ordinary moving expenses, housing loans, advances against commissions and other advances to employees in the ordinary course of business or as provided for in the Borrower's collective bargaining agreement with, or conditions of service for, its employees or senior officers as such collective bargaining agreement may be amended or modified, and, in the case of senior officers under the conditions of service, consistent with past practice) to any Person, including, without limitation, any of the Borrower's Affiliates, officers or employees.

             (F) Affiliate Transactions; Affiliate Indebtedness. Except as provided in Section 5.2(E) or 5.2(I) hereof, enter into, or be a party to any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms which are no less favorable to the Borrower than the Borrower could obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of the Borrower. Without limiting the generality of the foregoing, Borrower shall not incur any debt or other obligation to any Affiliated or stockholder that ranks in priority above that of Lender evidenced by the Note.

             (G) Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture; provided, however, that the Borrower shall have the right to become a partner or joint venturer (i) in connection with its mining activities and (ii) in connection with the conducting of exploration, development and/or exploitation activities carried on to locate, assess and/or exploit mineral deposits within the Republic of Ghana, so long as, in each such case, the Borrower obtains insurance coverage relating to such partnership or venture of a type and in amounts as described in Section 5.1(C) of this Agreement.

             (H) Adverse Transactions. Permit or agree to any material extension, compromise or settlement of any Account, loan or other agreement with a principal amount outstanding of $1,000,000.00 or more.

             (I) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except (i) by endorsement of instruments or items of payment for deposit or collection, (ii) agreements to repurchase accounts or chattel paper that have been discounted, sold or otherwise assigned in the ordinary course of the Borrower's business or (iii) as otherwise approved by Lender.

             (J) Subsidiaries. Hereafter acquire or create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary.

             (K) Business Locations. Transfer its principal place of business or chief executive office except upon at least sixty (60) days prior written notice to Lender.

             (L) Location of Eligible Equipment. Transfer or remove the Eligible Equipment from the Republic of Ghana.

             (M) Name of the Borrower. Use any corporate name (other than its own) or any fictitious name or "d/b/a" except for the names disclosed in Exhibit F.

             (N) Fiscal Year. Change its fiscal year.

             (O) Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than one or more parent entities of the Borrower.

SECTION 6.  CONDITIONS PRECEDENT

      Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that the Commitment shall not be binding upon Lender and Lender shall not be obligated to make a Loan under Section 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

      6.1. Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

             (A) Evidence of Borrower's insurance specified in Section 5.1.C;

             (B) Copies of all filing receipts, registrations or acknowledgments issued by any governmental authority to evidence satisfactorily to Lender any filing or recordation necessary to perfect the Liens of Lender under the Security Agreement and other Loan Documents, and evidence in a form acceptable to Lender that such Liens constitute valid and perfected security interests and Liens, having a first priority in favor of Lender, or the Lien priority specified in such Security Agreement or other Loan Document;

             (C) A certified copy of the resolutions of the Board of Directors of the Borrower or other equivalent corporate proceedings evidencing approval of this Agreement, the other Loan Documents and all other matters contemplated hereby or related hereto;

             (D) Copies of the charter and bylaws or similar corporate documents of the Borrower, certified by an authorized officer of the Borrower as being true and correct copies thereof;

             (E) A certificate of an authorized officer of the Borrower, which shall certify the names of the officers of the Borrower authorized to execute and deliver this Agreement and the other Loan Documents to be delivered pursuant to this Agreement by the Borrower or any of its officers, together with the true signatures of such officers. The Lender may conclusively rely on such certificate until the Lender shall receive a further certificate of an authorized officer of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

             (F) A Tax Clearance Certificate with respect to the Borrower issued as of a recent date issued by the appropriate taxing authority of the Republic of Ghana;

             (G) A closing certificate signed by the President and Chief Financial Officer of Borrower dated as of the Closing Date, stating that (i) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects on and as of such date, (ii) Borrower is on such date in compliance in all material respects with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

             (H) The Other Agreements, including but not limited to any Security Agreement, duly executed and delivered by Borrower;

             (I) The favorable, written opinion of counsel to Borrower, as to the transactions contemplated by this Agreement and any of the other Loan Documents, to be in form and scope satisfactory to Lender and its counsel substantially in the form of Exhibit M;

             (J) Written instructions from Borrower directing the application of proceeds of the Loan made pursuant to this Agreement;

             (K) The Note, properly executed on behalf of the Borrower and substantially in the form of Exhibit A hereto;

             (L) Lender shall have received from the Borrower satisfactory evidence that it has received the appropriate governmental exchange control authorization for the transactions contemplated hereby or an opinion of the Borrower's counsel that no such authorization is required;

             (M) Certified copies and certified English translations of all necessary governmental authorizations and approvals with respect to the Loan Documents;

             (N) Any of the conditions specified in the Commitment Letter which are not expressly listed herein (so long as such conditions are not specifically inconsistent with the requirements of this Agreement, in which case this Agreement shall prevail);

             (O) Evidence satisfactory to Lender that this Agreement has been registered in accordance with Ghana law;

             (P) Evidence satisfactory to Lender that Borrower has paid all stamp duty that is payable prior to the registration of this Agreement with the government of the Republic of Ghana; and

             (Q) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

      6.2. Other Conditions. The following conditions have been and shall continue to be satisfied up to and through the Closing and any funding hereunder, to the satisfaction of Lender:

             (A) No Default or Event of Default shall exist;

             (B) Lender shall have received all fees set forth in the Commitment Letter from Borrower;

             (C) Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

             (D) Since the date of the last financial statements referred to in
Section 4.4, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any collateral, or any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect;

             (E) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages from any Person in respect of, the consummation of the transactions contemplated hereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents;

             (F) The representations and warranties of Borrower set forth herein and other Loan Documents are and shall remain true, correct and complete in all material respects.

SECTION 7.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      7.1. Events of Default. An "Event of Default" shall exist if any of the following shall occur and be continuing, whatever the reason for such event or condition and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any Subsidiary, or be effected by operation of law or pursuant to any order or judgment of a court or otherwise:

             (A) the Borrower shall fail to pay any portion of the principal or interest with respect to the Note or of any amount under the Loan Documents or the Obligations when due; or

             (B) any representation, warranty or other statement made by or on behalf of the Borrower in this Agreement, or by or on behalf of the Borrower in any other Loan Document shall prove false or misleading in any material respect; or

             (C) the Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement or other Loan Document (other than a covenant a default the performance or observance of which is dealt with specifically elsewhere in this Section 7.1); or

             (D) there shall occur any default on the part of Borrower (including specifically, but without limitation, due to nonpayment) under any other Loan Document, agreement, document, or instrument to which Borrower and Lender are parties; or

             (E) the Borrower shall fail to make any payment due on any Indebtedness or other security with a principal amount of $1,000,000 or more or any event shall occur (other than the mere passage of time) or any condition shall exist in respect of any such Indebtedness or other security of the Borrower, or under any agreement securing or relating to such Indebtedness or other security, the effect of which is (i) to cause (or permit any holder of such Indebtedness or other Security or a trustee to cause) such Indebtedness or other Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any security (other than common stock of the Borrower) to elect a majority of the directors on the Board of Directors of the Borrower; or

             (F) a custodian, receiver, liquidator or trustee of the Borrower, or of any of its Property, shall be appointed by court order and such order shall remain in effect for more than ninety (90) days; or an order for relief in respect of the Borrower shall be entered under any bankruptcy laws, as now or hereafter constituted; or any of its Property shall be sequestered by court order and such order shall remain in effect for more than ninety (90) days; or a petition shall be filed against the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within ninety (90) days after such filing; or

             (G) the Borrower shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or

             (H) the Borrower shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a custodian, receiver, trustee or liquidator of the Borrower or of all or a substantial part of its Property; or

             (I) an adverse change with respect to the financial condition of the Borrower which results, in the good faith credit judgement of the Lender, in a material impairment of the prospect of repayment of the Loan or in Borrower's performance under the Loan Documents; or

             (J) the Borrower or any Subsidiary of the Borrower suffers a final judgment against it which, within sixty (60) days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal unless (i) such judgment in the reasonable opinion of the Lender is adequately covered by insurance; or (ii) adequate accruals with respect to such judgment have been established in accordance with GAAP and the aggregate amount of all such judgments at any time during the term hereof, not adequately covered by insurance is not at any time in excess of $200,000; or

             (K) a sale, hypothecation or other disposition of twenty percent (20%) or more of the beneficial interest in any class of voting stock of the Borrower without the prior written consent of Lender; or

             (L) there shall occur a cessation of a substantial part of the business of the Borrower for a period which significantly affects the Borrower's capacity to continue its business on a profitable basis; or the Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by the Borrower which is necessary to the continued lawful operation of its business and such loss or revocation shall have a Material Adverse Effect; or the Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any lease or agreement pursuant to which the Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and such termination shall have a Material Adverse Effect; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation; or

             (M) the Borrower, or any Affiliate of either, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted for the benefit of the Lender, if any; or

             (N) the Borrower shall be criminally indicted or convicted under any Forfeiture Law that results in or could lead to a forfeiture of any Property of the Borrower that is material to its financial condition or business operations; or

             (O) the Borrower shall be nationalized or confiscated or any government or any agency thereof exercises management control of the Borrower's day-to-day business operations and affairs; or

             (P) the current government of the Republic of Ghana shall be changed by reason of war (whether or not declared), revolution, riots, insurrections, acts of terrorism, acts of the public enemy, and/or any other event which may adversely affect the Borrower's performance under this Agreement as determined by the Lender in its absolute and sole discretion.

      7.2. Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement or any of the other Loan Documents, upon or at any time after the occurrence of an Event of Default, and during the continuance thereof, all or any portion of the Obligations due or to become due from Borrower to Lender, whether under this Agreement or any of the other Loan Documents or otherwise, shall, at the option of Lender and without notice to or demand upon Borrower, become at once due and payable and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and accrued and unpaid interest on the Obligations.

      7.3. Remedies. Upon or at any time after the occurrence of an Event of Default and during the continuance thereof, Lender may exercise from time to time all of the rights and remedies under Applicable Law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement, the Security Agreements, or any of the other Loan Documents.

      7.4. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the other Loan Documents shall not operate as a waiver of any of such Liens, rights, powers or remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until the Loan and all other Obligations owing or to become owing from Borrower to Lender shall have been indefeasibly paid in full, and all Liens, rights, powers, and remedies provided herein and the other Loan Documents are cumulative and none are exclusive.

SECTION 8.  BENEFIT OF AGREEMENT

      8.1. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights or obligations under this Agreement or any of the other Loan Documents. Lender shall give written notice to the Borrower within fifteen
(15) Business Days of such assignment, provided however, such notice shall be given on a "best efforts" basis and Lender shall not be liable to Borrower for the failure to give such notice, and any such failure shall not affect the validity or effectiveness of such assignment.

SECTION 9.  GENERAL

      9.1. Amendments. The terms of this Agreement may not be amended, waived, modified or terminated except by written instrument signed by the parties hereto. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. In the event an amendment to any of the Loan Documents or documents for any other of the Obligations is required, in Lender's sole discretion, due to any request, action, or inaction of Borrower, including but not limited to any voluntary or mandatory prepayment of the Obligations, Borrower shall reimburse Lender for all costs and expenses associated with such amendment, including but not limited to the reasonable fees and out-of-pocket expenses of outside counsel for the Lender, the reasonable time of Lender's in house counsel departmental activity billed at Lender's outside counsel rate, and the reasonable travel costs of Lender's in-house counsel with respect thereto. In addition, for any amendment, the Borrower shall pay an administrative fee in an amount the greater of (i) one half percent (.5%) of the financial value of the increase or decrease in principal value of the Obligations associated with the amendment, or (ii) Five Thousand Dollars ($5,000.00).

      9.2.  Notices.

             (A) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or delivered by hand or transmitted by a telecommunications device capable of transmitting or creating a written record (but in all cases of telecommunication notices such notice must be immediately followed by mailing):

                  (i) if to the Lender, at its address at 3322 West End Avenue, Nashville, Tennessee, 37203-09990, Attention: Global Accounts Operations Manager, Telephone No. (615) 386-5943 or Facsimile (615) 386-5950 or at such other address as it may have furnished in writing to the Borrower; or

                  (ii) if to the Borrower, at its address at P. O. Box 6, Tarkwa, Republic of Ghana, West Africa Attention: Mr. Lucien Girard, (233) 362 357 or

Facsimile (233) 362 273 or at such other address as it may have furnished in writing to the Lender, with copies to (which copies shall not be required to effect notice):

                  The Pioneer Group, Inc.
                  60 State Street
                  Boston, Massachusetts  02109
                  Attention:  Donald H. Hunter
                  Telephone:  (617) 422-4970
                  Telecopy:  (617) 422-4296
and
                  Hale and Dorr
                  1455 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20004
                  Telephone:  (202) 942-8454
                  Telecopy:  (202) 942-8484

             (B) Any notice so addressed and mailed by first class mail shall be deemed to be given when received or if mailed by registered or certified mail, fifteen Business days after being so mailed, and any notice delivered by hand or transmitted by telecommunications device shall be deemed to be given when received by the Borrower or the Lender, as the case may be.

      9.3. Costs, Expenses and Indemnification. The Borrower agrees to pay all costs and expenses in connection with the preparation, execution, delivery and enforcement of this Agreement and any other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender and the travel costs of Lender's in-house counsel (excluding any internal allocated charges of the Lender's in-house counsel) with respect thereto and with respect to advising the Lender as to its respective rights and responsibilities under this Agreement and the other Loan Documents. The Borrower also agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses except for any internal allocated charge of Lender's in-house counsel), incurred in connection with the preservation of, or the enforcement of, or legal advice in respect of, the rights or responsibilities of the Lender under this Agreement or the Loan Documents, including, without limitation, losses, costs and Collection Expenses sustained by the Lender as a result of any failure by the Borrower to perform or observe its obligations contained herein or in any other Loan Document. The Borrower further agrees to indemnify and hold harmless the Lender from and against any and all (i) Taxes or assessments, governmental charges or levies, duties, fees, deductions or withholding, restrictions or conditions of any nature or other amounts imposed by, or behalf of, any government or any taxing authority thereof or therein, including the Republic of Ghana or any subdivision thereof (excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof on Lender),
(ii) stamp, duty or documentary taxes or charges imposed by any government or any taxing authority thereof or therein, including the Republic of Ghana and its subdivisions and (iii) damages, losses, liabilities, costs and expenses resulting from, related to or connected with this Agreement, the Loan or the other Loan Documents or the transactions contemplated hereby, except to the extent resulting from the gross negligence or willful misconduct of the Lender.

      9.4. Reproduction of Documents; Confidentiality. This Agreement and all other Loan Documents, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents delivered at the closing of the Loan, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by the Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Lender may destroy any original document so reproduced. The Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      The Lender shall treat the information contained in the records, documents and other materials received from the Borrower that are both marked "Confidential" and are not otherwise available from another source as confidential information. The Lender shall not disclose such confidential information to any other person except: (a) with the consent of the Borrower (which consent shall not to be unreasonably withheld); (b) if required by law or required by any stock exchange; (c) in connection with legal proceedings (including any alternative dispute resolution proceedings) relating to this Agreement; (d) to an Affiliate, accountant, agent or advisor of the Lender, provided such person or entity undertakes to observe this Section 9.4; (e) to a potential assignee, participant or sub-participant of the Lender's interests under this Agreement and the other Loan Documents provided such person or entity undertakes to observe this Section 9.4 except to the extent limited by Freedom of Information Act as it pertains to U.S. Government and agencies thereof; or
(f) to an insurance carrier covering political risk or other risks of the Lender associated with this Agreement.

      9.5. Survival. All warranties, representations, agreements and covenants made by the Borrower herein or in any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making of the Loan regardless of any investigation made by or on behalf of the Lender.

      9.6. Submission to Jurisdiction and Service of Process. The Borrower irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement, the Notes or any Loan Document may be instituted in the United Sates of America in any Federal or State court sitting in the State of Tennessee, and the Borrower, in respect of itself and its Properties and revenues, irrevocably submits to the jurisdiction of these courts in any such action or proceeding. The Borrower irrevocably consents to such service upon it by the mailing of copies thereof by U.S. air mail or courier to the Borrower at its address set forth in Section 9.2(A) of this Agreement. The foregoing provisions shall not limit the right of the Lender to bring any such action or proceeding or to obtain execution on any judgment rendered in any such action or proceeding in any other appropriate jurisdiction or in any other manner. The Borrower agrees that final judgement against it in any legal action or proceeding arising out of or relating to this Agreement or the Notes or other Loan Documents shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgement, a certified or exemplified copy of which judgment shall be conclusive evidence thereof and of the amount of its indebtedness, or by such other means provided by law.

      9.7. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Note in Dollars into another currency, the parties hereto agree, to the fullest extent that they effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Lender could purchase Dollars with such other currency at Nashville, Tennessee on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any sum due from it to Lender hereunder or under the Note shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by Lender of any sum adjudged to be so due in such other currency Lender may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to Lender in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss, and if the Dollars so purchased exceed the sum originally due Lender in Dollars, Lender agrees to remit to the Borrower such excess.

      9.8. Waiver of Sovereign Immunity. The Borrower acknowledges and agrees that the activities contemplated by the provisions of this Agreement, the Notes and the other Loan Documents are commercial in nature rather than governmental or public, and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to this Agreement, the Notes or the other Loan Documents, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any execution or attachment in aid of execution prior to judgment or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States, or otherwise.

      9.9. Governing Law. THE PARTIES HERETO HAVE EXPRESSLY AGREED THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, PROVIDED, HOWEVER, THAT FOR ANY LEGAL ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THE LOAN AGREEMENT, THE NOTE OR ANY LOAN DOCUMENT IN THE COURTS OF THE REPUBLIC OF GHANA OR ANY POLITICAL SUBDIVISION THEREOF, THE LOAN AGREEMENT, THE NOTE OR ANY LOAN DOCUMENT SHALL BE DEEMED TO BE MADE UNDER THE LAWS OF THE REPUBLIC OF GHANA AND FOR SUCH PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF GHANA.

      9.10. Right of Setoff. As collateral security for the repayment of the Borrower's obligations and liabilities under this Agreement, the Borrower hereby grants the Lender and the Lender's successors and assigns (including any affiliate or subsidiary of Lender (including Caterpillar or any other Caterpillar Seller)) the right to apply, at any time and from time to time should an Event of Default exist hereunder, any and all obligations owing from the Lender (or its assignees) to the Borrower toward repayment of any sums owing from the Borrower to the Lender hereunder.

      9.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      9.12. Duplicate Originals. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

      9.13. Consequential Damages. Notwithstanding any other provision of this agreement, Borrower hereby fully waives any claim or right now or hereafter existing against Lender for any incidental, special, or consequential damages whether based on contract, warranty, tort (including negligence and strict liability), or otherwise.

      9.14. Use of English Language. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language. English shall be the official language for construction and interpretation of this Agreement, the Notes, and all Loan Documents and notices, unless specifically designated otherwise in any such Loan Document. If the original of any such document or notice is not in the English language, an English translation thereof shall be delivered.

   9.15. Jury Trial Waiver. THE BORROWER AND THE LENDER EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTES, ANY OF THE LOAN DOCUMENTS, OR THE OBLIGATIONS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVER IN ITS FUTURE DEALINGS WITH THE BORROWER. THE BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL.


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
IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    BORROWER:

                                         TEBEREBIE GOLDFIELDS LIMITED


                                         By: /s/ Lucien Girard
                                             -------------------------------

                                         Title: Managing Director
                                                ----------------------------


                                    LENDER:


Total Commitment:
                                         CATERPILLAR FINANCIAL
$8,393,420.20                            SERVICES CORPORATION


                                         By: /s/ Ronald R. Rossmann
                                             -------------------------------

                                         Title: Ronald R. Rossmann
                                                ----------------------------
                                                Corporate Operations Manager





                              [Exhibits Omitted]




                                       27